Exhibit 24.1

POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitute and appoint John Burton, Shaun Teichner and Martin Häring, any such person acting singly, as the undersigned's true and lawful attorneys-in-fact, to:

(1)            execute and file with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, for and on behalf of the undersigned, in any and all capacities, any and all reports required to be filed by the undersigned pursuant to Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder and Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), with respect to securities which are or may be deemed to be beneficially owned by the undersigned, including but not limited to reports on Schedule 13D or Schedule 13G and Forms 3, 4, 5 and 144, and any and all amendments to such reports and forms, with all exhibits and any other document or instrument as may be required in connection with the filing of such report or form; and

(2)            do and perform, acting singly, any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such filings on Schedule 13D or Schedule 13G or Forms 3, 4, 5 or 144, or other form or report, or any amendment or amendments thereto, and timely file such report or form with the SEC; and

(3)            take any other action of any type, acting singly, in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, in connection with the preparation, execution and filing of such reports and forms, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform each and every act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, by serving in such capacity at the request of the undersigned, is not assuming any of the responsibilities of the undersigned to comply with Section 13(d) or Section 16 of the Exchange Act, Rule 144 of the Securities Act or any other provision thereof or other rule or regulation of the SEC.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in signed writing or shall be automatically revoked for the relevant person if the attorney-in-fact ceases to be an employee of the Glencore Group.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of November 2024.

Glencore AG

By:	/s/ Carlos Perezagua & Stephan Engelbert Huber
Name:	Carlos Perezagua & Stephan Engelbert Huber
Title:	Directors

[Signature Page to SEC Power of Attorney]